QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

DJO Finance LLC

DJO Finance Corporation
(Exact name of obligor as specified in its charter)

See table of additional guarantors

Delaware	20-5653965
Delaware (State or other jurisdiction of incorporation or organization)	20-5653825 (I.R.S. employer identification no.)
1430 Decision Street Vista, CA (Address of principal executive offices)	92081 (Zip code)

10 7/8% Senior Notes Due 2014

Guarantees of 10 7/8% Senior Notes Due 2014

(Title of the indenture securities)

Table of Additional Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
DJO, LLC	Delaware	52-2165554	1430 Decision Street Vista, California 92081 800-336-5690
Encore Medical, LP	Delaware	74-2863979	9800 Metric Boulevard Austin, Texas 78758 800-336-5690
Encore Medical Partners, LLC	Nevada	20-0295933	9800 Metric Boulevard Austin, Texas 78758 800-336-5690
Encore Medical GP, LLC	Nevada	74-3020852	9800 Metric Boulevard Austin, Texas 78758 800-336-5690
Encore Medical Asset Corporation	Nevada	74-3020851	1430 Decision Street Vista, California 92081 800-336-5690
Empi, Inc.	Minnesota	41-1310335	599 Cardigan Road St. Paul, Minnesota 55126 800-336-5690
Empi Corp.	Minnesota	41-1933682	599 Cardigan Road St. Paul, Minnesota 55126 800-336-5690
1.
General information. Furnish the following information as to the Trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223
Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10038
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.
Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

2

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

  6.
  The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

3

 SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of April, 2010.

THE BANK OF NEW YORK MELLON
By:	/s/ MARY MISELIS
Name: Mary Miselis Title: Vice President

4

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,971,000
Interest-bearing balances	58,139,000
Securities:
Held-to-maturity securities	4,414,000
Available-for-sale securities	48,838,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	85,000
Securities purchased under agreements to resell	51,000
Loans and lease financing receivables:
Loans and leases held for sale	38,000
Loans and leases, net of unearned income	25,990,000
LESS: Allowance for loan and lease losses	475,000
Loans and leases, net of unearned income and allowance	25,515,000
Trading assets	4,711,000
Premises and fixed assets (including capitalized leases)	1,057,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	915,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	4,991,000
Other intangible assets	1,471,000
Other assets	11,075,000

Total assets	164,275,000

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	60,985,000
Noninterest-bearing	30,587,000
Interest-bearing	30,398,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	73,119,000
Noninterest-bearing	2,527,000
Interest-bearing	70,592,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,043,000
Securities sold under agreements to repurchase	11,000
Trading liabilities	5,570,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,249,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	4,071,000

Total liabilities	150,538,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,499,000
Retained earnings	5,404,000
Accumulated other comprehensive income	-1,665,000
Other equity capital components	0
Total bank equity capital	13,373,000
Noncontrolling (minority) interests in consolidated subsidiaries	364,000
Total equity capital	13,737,000

Total liabilities and equity capital	164,275,000

        I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Robert P. Kelly	Directors
Catherine A. Rein

QuickLinks

  Exhibit 25.1
SIGNATURE